Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (“Agreement”) is entered into and effective this 23rd day of December, 2008, (“Effective Date”) by and between Venoco, Inc., a Delaware Corporation (“Venoco”), as buyer, and Carpinteria Bluffs, LLC, a Colorado limited liability corporation (“Bluffs”), as seller. Venoco and Bluffs are individually referred to as a “Party” and collectively as “Parties” in this Agreement.

RECITALS

WHEREAS, Venoco desires to purchase from Bluffs those certain parcels of land in the City of Carpinteria identified on Exhibit A hereto (the “Property”) and Bluffs desires to sell Property to Venoco, subject to the terms and conditions of this Agreement; and.

WHEREAS, the Parties acknowledge that the Property has served as an oil and gas process facility since the 1960’s and the Venoco has continuously owned or leased the Property since 1999.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, Bluffs and Venoco hereby agree as follows:

ARTICLE 1

DEFINITIONS

The following terms, when used in this Agreement, will have the following definitions:

1.01        Associated Parties. Successors, assigns, directors, officers, employees, agents, contractors, subcontractors, and affiliates.

1.02        Purchase Price. The amount set forth in Article 3.

1.03        Claim or Claims. Collectively, claims, demands, causes of action, and lawsuits asserted or filed by any person, including an artificial or natural person; a local, state, or federal governmental entity; an Associated Party of Venoco or Bluffs; or a third party.

1.04        Closing. The delivery of the conveyancing instruments and funds by the Parties to close the purchase and sale of the Property.

1.05        Closing Date. The date on which Closing is scheduled to and does occur.

1.06        Code. The Internal Revenue Code of 1986, as amended.

1.07        Environmental Laws. Applicable federal, state, and local laws, including statutes, regulations, orders and ordinances, previously or currently enacted or enacted in the future, and common law, relating to protection of public health, welfare, and the environment, including those laws relating to storage, handling, and use of chemicals and other hazardous materials; those relating to the generation, processing, treatment, storage, transport, disposal, cleanup, remediation, or other management of waste materials or hazardous substances of any kind; and those relating to the protection of environmentally sensitive or protected areas. “Environmental Laws” includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Clean Water Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, and the Clean Air Act, as each is amended from time to time.

1.08        Liability or Liabilities. Collectively, all damages (including consequential and punitive damages), including those for personal injury, death, or damage to personal or real property (both surface and subsurface) and costs for remediation, restoration, or clean up of contamination, whether the injury, death, or damage occurred or occurs on or off the Property by migration, disposal, or otherwise; losses; fines; penalties, expenses; costs to remove or modify facilities on or under the Property; plugging liabilities for all wells; attorneys’ fees; court and other costs incurred in defending a Claim; liens; and judgments; in each instance, whether these damages and other costs are foreseeable or unforeseeable.

1.09        NORM. Naturally occurring radioactive material.

1.10        Strict Liability. Includes strict statutory liability and strict products liability.

ARTICLE 2

PURCHASE AND SALE

Pursuant to Venoco’s offer, Bluffs agrees to sell the Property to Venoco, and Venoco agrees to buy Property from Bluffs, for the consideration recited in and subject to the terms of this Agreement. The conveyed interests include but are not limited to the right of surface entry and the right to pass through the subsurface of the Property for the purpose of exploring, drilling, producing and marketing oil, gas and minerals located outside the Property. Bluffs shall relinquish all right of surface entry with respect to the Property.

ARTICLE 3

PURCHASE PRICE

The total purchase price of the Property shall be five-million three-hundred thousand dollars ($5,300,000).

ARTICLE 4

VENOCO’S REVIEW

By entering into this Agreement, Venoco acknowledges and represents that it has reviewed the Property to its satisfaction to enable Venoco to make its offer and execute this Agreement. Venoco has undertaken all appropriate inquiry, to its satisfaction, and has made an informed decision to acquire the Property on the basis of its own investigations and without reliance on statements or investigations by any other person, including Bluffs and its Associated Parties.

4.01        Environmental Assessment. Venoco and its Associated Parties may inspect the Property and conduct an environmental assessment of the Property.

4.02        No Warranty of Accuracy; Disclaimer. Bluffs makes no warranty, and expressly disclaims all warranties, as to the accuracy or completeness of the files and other information that it may provide to Venoco or that may be provided by others.

4.03        Venoco’s Use of Property.  The Parties acknowledge that the Property has been used as an oil and gas processing facility since the 1960’s.  The Parties further acknowledge that Venoco has continuously owned or leased the Property since 1999.

ARTICLE 5

VENOCO’S RELEASE, DISCHARGE, AND COVENANT NOT TO SUE; VENOCO’S OBLIGATIONS TO INDEMNIFY, DEFEND, AND HOLD HARMLESS

5.01        Venoco’s Release and Discharge of Bluffs and its Associated Parties. Venoco releases and discharges Bluffs and its Associated Parties from each Claim and Liability relating to the Property regardless of when or how the Claim or Liability arose or arises or whether the Claim or Liability was foreseeable or unforeseeable. VENOCO’S RELEASE AND DISCHARGE OF BLUFFS AND ITS ASSOCIATED PARTIES INCLUDE CLAIMS AND LIABILITIES RESULTING IN ANY WAY FROM THE NEGLIGENCE OR STRICT LIABILITY OF BLUFFS OR ITS ASSOCIATED PARTIES, WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, CONCURRENT, OR SOLE. The only exception to Venoco’s release and discharge of Bluffs and its Associated Parties is stated in Section 5.04(C), and the release and discharge are binding on Venoco and its successors and assigns.

5.02        Venoco’s Covenant Not to Sue Bluffs or its Associated Parties. Venoco covenants not to sue Bluffs or its Associated Parties with regard to any Claim or Liability relating to the Property regardless of when or how the Claim or Liability arose or arises or whether the Claim or Liability was foreseeable or unforeseeable. VENOCO’S COVENANT NOT TO SUE BLUFFS OR ITS ASSOCIATED PARTIES INCLUDES CLAIMS AND LIABILITIES RESULTING IN ANY WAY FROM THE NEGLIGENCE OR STRICT LIABILITY OF BLUFFS OR ITS ASSOCIATED PARTIES, WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, CONCURRENT OR SOLE. The only exception to Venoco’s covenant not to sue Bluffs or its Associated Parties is stated in Section 5.04 (C), and the covenant is binding on Venoco and its successors and assigns.

5.03        Venoco’s Obligations to Indemnify, Defend, and Hold Bluffs and its Associated Parties Harmless. Venoco will indemnify, defend, and hold Bluffs and its Associated Parties harmless from each Claim and Liability relating to the Property, or this transaction, regardless of when or how the Claim or Liability arose or arises or whether the Claim or Liability was foreseeable or unforeseeable. VENOCO’S OBLIGATIONS TO INDEMNIFY, DEFEND, AND HOLD BLUFFS AND ITS ASSOCIATED PARTIES HARMLESS INCLUDE CLAIMS AND LIABILITIES RESULTING IN ANY WAY FROM THE NEGLIGENCE OR STRICT LIABILITY OF BLUFFS OR ITS ASSOCIATED PARTIES, WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, CONCURRENT OR SOLE. The only exception to Venoco’s obligations to indemnify, defend, and hold Bluffs and its Associated Parties harmless is stated in Section 5.04(C), and the obligations are binding on Venoco and its successors and assigns.

5.04        Venoco’s Obligations.

(A)                              In each instance of Venoco’s obligations to release, discharge, indemnify, defend, and hold Bluffs and its Associated Parties harmless and its covenant not to sue Bluffs or its Associated Parties, the Claims and Liabilities subject to the obligations include the following:

(1)           the ownership of the Property by Bluffs, their operation by Bluffs or its Associated Parties, and the acts or omissions of Bluffs or its Associated Parties in connection with the Property.

(2)           the ownership of the Property by Venoco, their operation by Venoco or its Associated Parties, and the acts or omissions of Venoco or its Associated Parties in connection with the Property or under this Agreement.

(3)           the acts or omissions of third parties relating to the Property.

(B)                                Venoco’s obligations under this Agreement to release, discharge, indemnify, defend, and hold Bluffs and its Associated Parties harmless and its covenant not to sue Bluffs or its Associated Parties include Claims and Liabilities arising in any manner from the following:

(1)           any preferential or similar rights held by third parties to purchase any portion of the Property.

(2)           the review, inspection, and assessment of the Property by Venoco and its Associated Parties.

(3)           an error in describing the Property or an error in the conveyance instruments.

(4)           closing without a third-party consent or approval.

(5)           failure by third parties to approve or consent to any aspect of this transaction after Closing.

(6)           obligations to remediate the Property.

(7)           payment of real property taxes or other taxes applicable to the Property.

(8)           payments or disbursements paid or payable by Bluffs or Venoco to third parties.

(9)           a physical or environmental condition relating to the Property, including Claims and Liabilities under the Environmental Laws, or failure to comply with the Environmental Laws.

(10)         remediation activities, including damages incurred by Venoco or its Associated Parties during or arising from remediation activities.

(11)         lawsuits filed before the Effective Date, but amended after the Effective Date to include the Property or Bluffs’ ownership of or activities regarding the Property.

(C)                                Venoco’s release and discharge of Bluffs and its Associated Parties and its obligation to indemnify, defend and hold Bluffs harmless under this Agreement does not include claims that Bluffs reached this Agreement. Any such claims will be resolved in accordance with Article 11.

ARTICLE 6

ENVIRONMENTAL MATTERS

6.01        Venoco’s Acknowledgment Concerning Possible Contamination of the Property. Venoco is aware that the Property has been used for exploration, development, and production of oil and gas and that there may be petroleum, produced water, wastes, or other materials located on or under the Property or associated with the Property. Equipment and sites included in the Property may contain asbestos, hazardous substances, or NORM. VENOCO WILL ASSUME ALL LIABILITY FOR THE ASSESSMENT, REMEDIATION, REMOVAL, TRANSPORTATION, AND DISPOSAL OF WASTES, ASBESTOS, HAZARDOUS SUBSTANCES, AND NORM FROM THE  PROPERTY AND ASSOCIATED ACTIVITIES AND WILL CONDUCT THESE ACTIVITIES IN ACCORDANCE WITH ALL APPLICABLE LAWS AND REGULATIONS, INCLUDING THE ENVIRONMENTAL LAWS.

6.02        Disposal of Materials, Substances, and Wastes; Compliance with Law. Venoco will store, handle, transport, and dispose of or discharge all materials, substances, and wastes from the Property (including produced water, drilling fluids, NORM, and other wastes), whether present before or after the Effective Date, in accordance with applicable local, state, and federal laws and regulations. Venoco will keep records of the types, amounts, and location of materials, substances, and wastes that are stored, transported, handled,discharged, released, or disposed of onsite and offsite.

ARTICLE 7

VENOCO’S REPRESENTATIONS

7.01        Representations Not Exclusive. Venoco’s representations under this article are in addition to its other representations under this Agreement.

7.02        Basis of Venoco’s Decision. Venoco represents that:

(A)          It has reviewed and investigated the Property to its satisfaction in order to enter into this Agreement.

(B)           It has evaluated the Property to its satisfaction and has made an informed decision, as a prudent and knowledgeable purchaser, to acquire the Property.

(C)           It is knowledgeable and experienced in the evaluation, acquisition, and operation of the Property.

(D)          It has evaluated the merits and risks of purchasing the Property and has formed an opinion based solely upon its knowledge and experience and not in reliance on any statements or actions by Bluffs or its Associated Parties.

(E)           It will acquire the Property “as is, where is,” and with all faults.

7.03                        Material Factor. Venoco acknowledges that its representations under this article and the rest of this Agreement are a material inducement to Bluffs to enter into this Agreement with, and close the sale to, Venoco.

ARTICLE 8

BROKER’S AND FINDER’S FEES

Bluffs and Venoco each represents and warrants to the other that it has incurred no liability, contingent or otherwise, for broker’s or finder’s fees in connection with this Agreement or the transaction contemplated by it for which the other Party will have any responsibility.

ARTICLE 9

VENOCO’S DEFAULT

If Venoco defaults under this Agreement in a material way, including Venoco’s failure to perform its obligations to close this transaction, Bluffs may, at its sole option, terminate this Agreement and retain any performance deposit, in addition to all of its other rights at law or in equity.

ARTICLE 10

BLUFFS’ DISCLAIMER OF WARRANTIES AND REPRESENTATIONS

BLUFFS HAS NOT MADE, AND WILL NOT MAKE, ANY WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, OR STATUTORY, WHATSOEVER IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED BY IT, INCLUDING THE ACCURACY OR COMPLETENESS OF DATA, INFORMATION, OR MATERIALS FURNISHED AT ANY TIME TO VENOCO IN CONNECTION WITH THE PROPERTY. NONE OF BLUFFS’ ASSOCIATED PARTIES ARE AUTHORIZED TO MAKE ANY WARRANTY OR REPRESENTATION ON BLUFFS’ BEHALF. ALL DATA, INFORMATION, AND OTHER MATERIALS FURNISHED BY BLUFFS ARE PROVIDED TO VENOCO AS A CONVENIENCE, AND RELIANCE ON OR USE OF THEM IS AT VENOCO’S SOLE RISK.

This conveyance is made and accepted subject to all valid and subsisting restrictions, reservations, covenants, conditions, rights-of-way, and easements properly of record, if any, affecting the Property.

ARTICLE 11

ALTERNATIVE DISPUTE RESOLUTION AND ARBITRATION.

Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement shall be resolved, at the request of either Party, by binding arbitration by a retired judge mutually agreed upon by the Parties and appointed pursuant to the provisions of California Code of Civil Procedure Sections 638 et seq., and Sections 1281 et seq., with said arbitration to be conducted in accordance with the above statutory provisions and the California Civil Procedure and Evidence Codes. The Parties intend this general reference agreement to be specifically enforceable in accordance with Code of Civil Procedure Section 638. If the Parties cannot agree upon a retired judge, one shall be appointed by the Presiding Judge of the Superior Court of Santa Barbara County, State of California.

ARTICLE 12

ESCROW

12.01                 Opening of Escrow. Upon the Effective Date of this Agreement, Venoco and Bluffs shall open an escrow (“Escrow”) with Chicago Title Company, 1225 Coast Village Road, Montecito , CA 93108 (“Escrow Holder”).

12.02                 Agreement and Escrow Instructions. A copy of this Agreement shall be deposited with the Escrow Holder and shall constitute the escrow instructions of Venoco and Bluffs. Venoco and Bluffs agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions or other instruments reasonably required by Escrow Holder to consummate the transaction contemplated by this Agreement; provided, however, that no such instruments shall be inconsistent or in conflict with, amend or supersede any portion of this Agreement. If there is any conflict or inconsistency between the terms of such instruments and the terms of this Agreement, then the terms of this Agreement shall control.

12.03                 Closing. Unless extended in accordance with this Agreement, the escrow must close on or before December 24, 2008 (“Closing Date”). The Escrow Holder shall confirm the date Escrow is opened and the Closing Date to Venoco and Bluffs immediately upon the date Escrow is opened. As used in this Agreement, “Close of Escrow” shall mean the time the deeds have been recorded as described in Section 13.03.

ARTICLE 13

CLOSING

13.01                 Bluffs’ Delivered Items. At least one (1) business day prior to the Closing Date, Bluffs shall deposit or cause to be deposited with Escrow Holder the following items, duly executed and, where appropriate, acknowledged:

(A)                              Deeds. The grant deed for the Property in favor of Venoco (“Grant Deed”) in the form attached hereto as Exhibit B.

(B)                                Costs. All costs and expenses to be borne by Bluffs pursuant to Section 13.03 (B) (3).

(C)                                Certificates. Bluffs’ certification of non-foreign status, real estate withholding certificate and such other certificates and forms as may be required by Escrow Holder.

(D)                               Authority. Such proof of Bluffs’ authority and authorization to enter into this Agreement and to consummate the transaction contemplated hereby as may be reasonably requested by Venoco or the Escrow Holder.

13.02                 Venoco’s Delivered Items. At least one (1) business day prior to the Closing Date, Venoco shall deposit or cause to be deposited with Escrow Holder the following items, duly executed and, where appropriate, acknowledged:

(A)                              Costs. All costs and expenses to be borne by Venoco pursuant to Section 13.03 (B) (2).

(B)                                Certificates.  Such certificates and forms as may be required by Escrow Holder.

(C)                                Authority. Such proof of Venoco’s authority and authorization to enter into this Agreement and to consummate the transaction contemplated hereby as may be reasonably requested by Bluffs or the Escrow Holder.

13.03                 Escrow Holder Instructions.

(A)                              Title Insurance. Escrow Holder is authorized and directed to close the Escrow at such time as it is in receipt of the funds and documents referred to in Sections 13.01 and 13.02 and the Escrow Holder can issue standard California Land Title Association Owner’s Policy of Title Insurance for the Property and insuring title to the Property in Venoco (“Property Title Insurance”) in the amount of five-million three-hundred thousand dollars ($5,300,000).

(B)                                Recordation and Distribution. Upon satisfaction of the requirements in Section 13.03 (A) above, the Escrow Holder shall:

(1)                                  cause the Grant Deed to be recorded in the Office of the County Recorder of the County of Santa Barbara, California;

(2)                                  from the funds contributed by Venoco, pay the costs borne by Venoco pursuant to this Agreement which include the following: one-half of the Escrow Holder’s fee; all real property taxes and special assessments against the Property; all documentary transfer tax amounts; premiums for the Property Title Insurance

(3)                                  from the funds contributed by Bluffs, pay the costs borne by Bluffs pursuant to this Agreement which include the following: one-half of the Escrow Holder’s fee; recording fees for the Grant Deeds.

(C)                                No Prorations. Pursuant to existing agreements between the Parties, Venoco shall continue to be responsible for all real and personal property taxes, assessments, and special levies in the Property; therefore, Escrow Holder shall not prorate any item customarily prorated in the County of Santa Barbara, California.

ARTICLE 14

POST CLOSING OBLIGATIONS

Bluffs shall obtain the consent of Chevron to the transfer (“Chevron Consent”), which consent Bluffs agrees to use its commercially reasonable effort to obtain.  The Parties hereby acknowledge that without the Chevron Consent the transfer can not be consummated.

ARTICLE 15

NOTICES

Any notice, tender, delivery, or other communication pursuant to this Agreement shall be in writing and shall be deemed to be properly given if delivered, mailed, or sent by wire or other telegraphic communication in the manner provided in this Section, to the following persons:

If to Bluffs:	Carpinteria Bluffs, LLC
370 17th Street, Suite 3900
Denver, CO 80202

If to Venoco:	Venoco, Inc.
6267 Carpinteria Avenue, Suite 100

Carpinteria, CA 93013-1423

Either party may change that party’s address for these purposes by giving written notice of the change to the other party in the manner provided in this section. If sent by mail, any notice, delivery, or other communication shall be effective or deemed to have been given 48 hours after it has been deposited in the United States mail, duly registered or certified, with postage prepaid, and addressed as set forth above.

ARTICLE 16

TERMINATION OF CERTAIN EXISTING AGREEMENTS

Bluffs acknowledges and agrees that as of the Closing Date, the following agreements shall be of no further force and effect:

(1)                                  The Option Agreement contained in Section 8 of the Dividend Distribution Agreement by and among Venoco, Bluffs and Timothy M. Marquez and Bernadette B. Marquez, as Trustees of the Marquez Trust made effective as of August 21, 2006.

(2)                                  The Ground Lease by and between Venoco and Bluffs made and entered into as of August 21, 2006.

(3)                                  That Development Agreement by and between Venoco and Bluffs made effective as if August 21, 2006.

ARTICLE 17

MISCELLANEOUS

17.01                 Attorneys’ Fees. If any action, proceeding, or arbitration arising out of this Contract is commenced by either party to this Agreement or by the escrow holder, then as between Venoco and Bluffs, the prevailing party shall be entitled to receive from the other party, in addition to any other relief that may be granted, the reasonable attorneys’ fees, costs, and expenses incurred in the action, proceeding, or arbitration by the prevailing party.

17.02                 Headings. The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

17.03                 Counterparts. This Agreement may be executed by Venoco and Bluffs in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

17.04                 Expenses, Fees and Taxes. Each of the parties hereto shall pay its own fees and expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby, including broker fees, if any. Venoco shall be responsible for the cost of all fees for the recording of transfer documents. All other costs shall be borne by the party incurring them. Notwithstanding anything to the contrary herein, it is acknowledged and agreed by and between Venoco and Bluffs that the purchase price excludes any sales taxes or other taxes in connection with the sale of property pursuant to this Agreement. If a determination is ever made that a sales tax or other transfer tax applies, Venoco shall be liable for such tax as well as any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on any transfer of property pursuant to this Agreement.

17.05                 Not to Be Construed against the Drafter. Each Party acknowledges that it has read this Agreement, has had opportunity to review it with an attorney of its choice, and has agreed to all of its terms. Under these circumstances, the Parties agree that the rule of construction that a contract be construed against the drafter may not be applied in interpreting this Agreement.

17.06                 Waiver. No waiver by either party of any part of this Agreement will be deemed to be a waiver of any other part of this Agreement or a waiver of strict performance of the waived part in the future.

17.07                 Execution by the Parties. Neither the submission of this instrument or any information concerning the Property for Venoco’s examination, nor discussions or negotiations between the Parties constitutes an offer to sell, a reservation of, or an option for the Property, and this instrument and the underlying transaction will become enforceable and binding between the Parties only upon execution and delivery of this instrument by both Bluffs and Venoco. The Parties have executed this Agreement on the date below their signatures, to be enforceable and binding as of the Effective Date.

17.08                 Exhibits. All exhibits referenced in and attached to this Agreement are incorporated into it.

17.09                 Conflicts. If the text of this Agreement conflicts with the terms of any exhibit to this Agreement, then the text of this Agreement will control.

17.10                 Severability and Modification. Any extension, modification or amendment of this Agreement must be in writing and signed by the Parties to be affected thereby or their respective successors in interest. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated thereby.

Carpinteria Bluffs, LLC

By:	/s/ David Mokros
Name:	David Mokros
Title:	Manager

Date:	12/23/08

Venoco, Inc.

By:	/s/ William S. Schneider
Name:	William S. Schneider
Title:	President

Date:	12/23/08